Exhibit 10.167

AMD_00283497.0

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. *** INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDMENT

Effective Date of Amendment: August 30, 2021

This Amendment is made to the amendments which are identified in Attachment 1 to this Amendment (the “Previous Amendments”) by and between MSCI ESG Research LLC (“MSCI”) and BlackRock Fund Advisors (“Licensee”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Previous Amendments.

WHEREAS, pursuant to the terms of the Previous Amendments, MSCI granted Licensee the right to use the MSCI indexes identified in Attachment 1 to this Amendment as the basis for the Licensee Funds identified in Attachment 1 to this Amendment; and

WHEREAS, the parties wish to amend the Previous Amendments to allow for the cross‑listing of the Licensee Funds identified in Attachment 1 to this Amendment, as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

The Previous Amendments are hereby amended to allow the Licensee Funds identified in Attachment 1 to this Amendment to be listed and traded on the Santiago Stock Exchange (Bolsa de Comercio de Santiago) (herein referred to as the “Chile Listed Funds”) after such Licensee Funds are listed on a United States exchange. The Chile Listed Funds must be issued, sold and traded on a public basis in accordance with applicable Chilean securities law. All other terms and restrictions contained in the Previous Amendments and the Agreement shall apply to the Chile Listed Funds. For clarity, there ****************************************.

2.

This Amendment is intended to amend and operate in conjunction with the Previous Amendments and the Agreement, and together this Amendment, the Previous Amendments and the Agreement constitute the complete and exclusive statement of the agreement between the parties and supersede in full all prior proposals and understandings, oral or written, relating to the subject matter hereof. To the extent any terms of this Amendment conflict with any terms of the Previous Amendments or the Agreement, the terms of this Amendment shall control. No right or license of any kind is granted to Licensee except as expressly provided in the Agreement, the Previous Amendments and this Amendment.

3.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict or choice of laws principles.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the Amendment Effective Date set forth above.

LICENSEE: BlackRock Fund Advisors By /s/ Ruth Weiss Name Ruth Weiss (printed) Title Managing Director	MSCI ESG Research LLC By /s/ Joke Jacinto Name Joke Jacinto (printed) Title Executive Director

Attachment 1

Amendment		MSCI Index	Licensee Fund
internal MSCI reference number of the Amendment	Effective Date of the Amendment
AMD_00219333.0 (as previously modified by AMD_00269211.0)	April 6, 2017	Bloomberg Barclays MSCI US Corporate ESG Focus Index	iShares ESG Aware USD Corporate Bond ETF
AMD_00219333.0 (as previously modified by AMD_00269211.0)	April 6, 2017	Bloomberg Barclays MSCI US Corporate 1-5 Year ESG Focus Index	iShares ESG Aware 1-5 Year USD Corporate Bond ETF
AMD_00241690.0 (as previously modified by AMD_00269211.0)	March 1, 2018	Bloomberg Barclays MSCI US Aggregate ESG Focus Index	iShares ESG Aware U.S. Aggregate Bond ETF
AMD_00246382.0	July 1, 2018	Bloomberg Barclays MSCI Global Green Bond Select (USD Hedged) Index	iShares Global Green Bond ETF
AMD_00271008.0	March 20, 2020	Bloomberg Barclays MSCI US Universal Choice ESG Screened Index	iShares ESG Advanced Total USD Bond Market ETF